UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2013

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	281 606-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the 2013 Annual Meeting of Stockholders of Era Group Inc. (the “Company”) held on September 12, 2013, stockholders voted on proposals to (i) elect directors of the Board of Directors (the “Board”) of the Company, (ii) approve the Era Group Inc. Management Incentive Plan, (iii) approve the Era Group Inc. 2012 Share Incentive Plan, and (iv) ratify the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm.
All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal). Each of the proposals to approve the Era Group Inc. Management Incentive Plan and the Era Group Inc. 2012 Share Incentive Plan, each as disclosed in the Company’s proxy statement, was approved. The stockholders’ vote ratified the appointment of the Company’s independent registered accounting firm.
The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Election of Directors

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Charles Fabrikant	16,965,040	408,800	1,114,152
Ann Fairbanks	17,309,329	64,511	1,114,152
Blaine Fogg	17,321,196	52,644	1,114,152
Sten L. Gustafson	17,214,316	159,524	1,114,152
Oivind Lorentzen	17,050,375	323,465	1,114,152
Christopher P. Papouras	17,321,196	52,644	1,114,152
Yueping Sun	17,312,211	61,629	1,114,152
Steven Webster	16,054,577	1,319,263	1,114,152

Approval of Era Group Inc. Management Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
17,168,991	193,433	11,416	1,114,152

Approval of Era Group Inc. 2012 Share Incentive Plan

Votes For	Votes Against	Abstain	Broker Non-Votes
13,879,625	3,482,825	11,390	1,114,152

Ratification of Ernst & Young LLP as the Company’s Independent Registered Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
18,481,258	5,884	850	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

	By:	/s/ Christopher S. Bradshaw
	Name:	Christopher S. Bradshaw
	Title:	Executive Vice President and Chief Financial Officer

Date: September 13, 2013